EXHIBIT I

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares of Pinduoduo Inc., and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: February 13, 2023

Banyan Partners Fund II, L.P.

By:	Banyan Partners II Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Associates II, L.P.

By:	Banyan Partners II Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Partners Fund III, L.P.

By:	Banyan Partners III Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Partners Fund III-A, L.P.

By:	Banyan Partners III Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Associates III, L.P.

By:	Banyan Partners III Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Partners II Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Partners III Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory